CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated March 31, 2017, relating to the financial statements of nFüsz, Inc. as of December 31, 2016 and for the year then ended which appear in nFüsz, Inc. Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 31, 2017. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A.

Los Angeles, California

October 13, 2017